Vision Group of Funds, Inc.                                      9/1/97

                                                    Exhibit 9(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT 1
CONTRACT
DATE                           INVESTMENT COMPANY
                                 Portfolios
                                    Classes


5/1/97                         VISION GROUP OF FUNDS, INC.

5/1/97                           Vision Money Market Fund

5/1/97                           Vision Treasury Money Market Fund

5/1/97                           Vision New York Tax-Free Money Market Fund

5/1/97                           Vision U.S. Government Securities Fund

5/1/97                           Vision New York Tax-Free Fund

5/1/97                           Vision Growth & Income Fund

5/1/97                           Vision Capital Appreciation Fund

9/1/97                           Vision Equity Income Fund

FEDERATED SERVICES COMPANY provides the following services:

                               Fund Accounting
                               Transfer Agency